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                                                                   Exhibit 23.6

                           CONSENT OF DIRECTOR NOMINEE

        The undersigned hereby consents to serve as a director of Watson Wyatt & Company Holdings, a Delaware corporation, (the "Company") subject to his election by the stockholders of the Company and to the inclusion of him as a nominee for director of the Company in any proxy statement or registration statement filed and/or distributed by or on behalf of the Company.

Dated:  September 13, 2000

                                               /s/  J. P. Orbeta
                                               --------------------------
                                               Name:  J. P. Orbeta